Exhibit 99.1

Form of

REVISED ASSET PURCHASE AGREEMENT

THIS REVISED ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 28th day of June, 2018, by and among GrowGeneration Corp, a Colorado corporation (“Buyer”) with offices at 1000 W. Mississippi Avenue, Denver, CO 80223, and Santa Rosa Hydroponics & Grower Supply Inc, a California corporation with offices at 4180 S. Moorland Avenue, Santa Rosa, CA 95407 (“Seller”), and its two shareholders, Rick Barretta (“RB”) and Jason Barretta (“JB”) .Buyer, Seller, RB and JB are collectively referred to as “Parties.”

R E C I T A L S

A. The Parties entered an Asset Purchase Agreement (“APA”) concerning the sale of Santa Rosa Hydroponics & Grower Supply Inc (the “Business”) from Seller to Buyer on April 13, 2018.

B. The Parties have agreed to revise the terms of the APA because of changes in the unaudited financial statement prepared for the Business which showed a lower net income for the Business for 2017 and the first quarter of 2018 than originally shown for the Business.

NOW, THEREFORE, for good and valuable consideration, the Parties agree to amend and restate the APA as follows:

1. DEFINITIONS

For the purposes of this Agreement, the terms set forth below shall have the following meanings:

1.1 “Assets” shall be as defined in Section 2.1.

1.2 “Closing” shall be as defined in Section 2.3.

1.3 “Debt” shall be defined as any monies owed by the Business as enumerated in Schedule A-1.

1.4 “GAAP” shall mean generally accepted accounting principles in the United States.

1.5 “IRC” shall mean the Internal Revenue Code of 1986, as amended.

1.6 “Liens” shall mean all liens, charges, easements, security interests, mortgages, conditional sale contracts, equities, rights of way, covenants, restrictions, title defects, objections, claims or other encumbrances.

1.7 “Material Adverse Effect” shall mean an event which has a material adverse effect on the condition, financial or otherwise, of the Assets, business, prospects or results of operations the business.

1.8 “Restricted Stock” shall mean common shares of GrowGeneration Corp. OTCQB symbol “GRWG.”

2. SALE AND PURCHASE OF ASSETS

2.1 Sale of Assets. On the terms and subject to the conditions of this Agreement and for the consideration set forth herein, Seller shall at the Closing sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the Assets of the Business. The Assets shall include, without limitation, all assets of the Business identified by the terms of this Agreement or described with particularity in Schedule 2.1 to this Agreement. All assets shall be free and clear from any and all liens or other encumbrances. The Assets shall include the following:

2.1.1 Inventories. All inventories of finished goods, inventory for resale, supplies and repair materials of the Business as of the Closing Date (the “Inventories”). A summary of such items on hand will be provided to Buyer at Closing.

2.1.2 Fixed Assets and Tangible Personal Property. All fixed assets and tangible personal property of the Business (other than the Inventories) as it relates to this transaction, including without limitation, all equipment, supplies, furniture, fixtures, hardware. A list of such fixed assets and tangible personal property is attached hereto as Schedule 2.1.2.

2.1.3 Intangible Personal Property. All intangible property of the Business including without limitation, software, trademarks, patents, copyrights software source codes, customer lists, customer files, customer records, trade and other association memberships and rights, and licenses and permits susceptible of transfer under regulatory agency rules. A detailed list of such assets is attached hereto as Schedule 2.1.3.

2.1.4 Contracts. All rights in and to the contracts of the Business (other than as described on Schedule 2.2), including without limitation, license agreements, assignment agreements, distribution agreements and agreements for leased equipment (the “Contracts”). A list of all written Contracts (excluding any Contracts listed on Schedules 2.1.1-3) is attached hereto as Schedule 2.1.4 showing, for each Contract, the names of the parties, the subject of the Contract, the basic terms and the consideration involved.

2.2 Purchase Price. Subject to the terms and conditions of this Agreement, and in full consideration for the transfer of such Assets at Closing, Buyer shall pay the Seller an aggregate purchase price equal to: (i) the actual cost of Seller’s Inventory at Closing estimated to be Two Million and Five Hundred Thousand Dollars ($2,500,000) minus Obsolete Inventory (“Obsolete Inventory” shall mean any product that has been offered for sale by Seller and remains unsold after nine (9) months, excluding inventory purchased for later sale that has not been offered for sale); plus (ii) the sum of One Hundred Thousand Dollars ($100,000) for Seller’s unencumbered fixed assets; plus (iii) One Million (1,000,000) shares of Buyer’s Restricted Stock, the sum of Nine Hundred Thousand Dollars ($900,000) cash and two Promissory Notes for Two Hundred Fifty Thousand Dollars ($250,000) bearing interest at .5% per annum payable in sixty (60) equal monthly installments with one of the Promissory Notes payable to RB and the other Promissory Note payable to JB for Seller’s intangible assets and goodwill, all to be delivered upon the closing of the Transaction (the “Closing”).

2.2.1 On or before the Closing, RB shall enter into a mutually acceptable employment agreement with the Buyer, which shall outline the responsibilities of each of the parties and pursuant to which, among other (i) RB shall be appointed as a Vice-President of Sales and Business Development for a period of five (5) years, at an annual salary of Twenty-Four Thousand Dollars ($24,000) per annum. .. RB shall be entitled to up to One Thousand Dollars ($1,000) per month of expense and travel reimbursement on an accountable basis.

2.2.2 On or before the Closing, JB shall enter into a mutually acceptable employment agreement with the Buyer, which shall outline the responsibilities of each of the parties and pursuant to which, among other (z) JB shall be appointed as a Vice-President of Sales and Business Development for a period of five (5) years, at an annual salary of Twenty-Four Thousand Dollars ($24,000) per annum. JB shall be entitled to up to One Thousand Dollars ($1,000) per month of expense and travel reimbursement on an accountable basis.

2.2.3 Buyer agrees to reasonably fund the opening of another store in Northern California. In the event that RB and JB dedicate their primary time and efforts towards the opening of such a store (either before or after Close of Escrow), Buyer will bonus RB and JB seventy five thousand (75,000) shares of Restricted Stock each when the store attains gross revenue during a calendar year of Four Million Dollars ($4,000,000) in revenue and will bonus RB and JB an additional seventy five thousand (75,000) shares of Restricted Stock each upon the store attaining Seven Million Five Hundred Thousand Dollars ($7,500,000) in a Calendar year so long as achieved no later than 2021.

2.2.4 On or before the Closing, Buyer will execute with the Seller (through Barretta Enterprises - South Moorland Avenue, LLC, an entity owned by RB and JB) a mutually agreeable five (5) year lease with four (4) additional five (5) terms for the location located at 4180 S. Moorland Ave, Santa Rosa CA. The rent for the first two (2) years of the lease will be Ten Thousand Dollars ($10,000) per month. The monthly rent in the 31d year will be Twenty Thousand Dollars ($20,000) per month. The monthly rent in the 4th year and thereafter will be Twenty Thousand Dollars per month plus a 2% annual increase based upon the preceding year’s rent. The lease shall contain such other terms as agreed upon between Buyer and RB and JB concerning the payment of expenses for the property and other matter.

2.3 Closing.

2.3.1 Closing Date. The closing of the purchase and sale of the Assets shall take place on at such time the Seller’s financial statements are GAPP compliant, at such place, date or time as Buyer and Seller may agree in writing. The date of the Closing shall constitute the “Closing Date.”

2.3.2 Seller’s Deliveries at Closing. At the Closing, Seller will deliver or cause to be delivered to Buyer:

(a)	Bill of Sale of Seller, authorizing consummation of the transaction contemplated by this Agreement;

(b)	A compliance certificate pursuant to Section 5.3;

(c)	A Non-Disclosure and Non-Compete Agreement executed at Closing;

(d)	An Assignment of Trademarks, Copyrights and Patents Form in a form reasonably required by Buyer;

(e)	An assignment of the URL, website content and all copyright therein for the website www. Santa Rosa Hydroponic & Grower Supply. Com;

(h)	Such other documents and instruments as may be reasonably requested to effect the transactions contemplated hereby.

Simultaneously with such deliveries, Seller shall take such steps as are necessary to put Buyer in actual possession and control of the Assets.

2.3.3 Buyer’s Deliveries at Closing. At the Closing, Buyer shall deliver or cause to be delivered to or for the benefit of Seller the following instruments:

(a)	A certified check in the amount specified in paragraph 2.2;

(b)	A Stock Certificate in the amount of Five Hundred Thousand (500,000) shares of Restricted Stock issued to RB, with restrictions prohibiting the sale of the Shares for a period of one year from issuance;

(c)	A Stock Certificate in the amount of Five Hundred Thousand (500,000) shares of Restricted Stock, issued to JB, with restrictions prohibiting the sale of the Shares for a period of one year from issuance;

(d)	The Promissory Notes to RB and JB specified in paragraph 2.2;

(e)	An Employment Agreement for RB outlined in 2.2.1;

(f)	An Employment Agreement for JB outlined in 2.2.2;

(g)	A Resolution from Buyer authorizing consummation of the transactions contemplated by the Agreement;

(h)	Such other documents and instruments, such as a lease, as may be reasonably requested to affect the transactions contemplated hereby.

3.  REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer the following, except as set forth in the Disclosure Schedule attached hereto as Schedule 3:

3 Organization and Authority. Seller is a Corporation doing business as “Santa Rosa Hydro”.

3.1 Authority Relating to this Agreement; No Violation of Other Instruments.

3.1.1 The execution and delivery of this Agreement and the performance hereunder by Seller have been duly authorized by all necessary actions on the part of Seller and, assuming execution of this Agreement by Buyer, this Agreement will constitute a legal, valid and binding obligation of Seller.

3.2 Capitalization. All of the debts or other obligations of the Business are set forth in the Schedules hereto.

3.3 Ownership and Delivery of Assets. The Assets comprise all of theassets, material rights and all of the business of the Business. Seller is the true and lawful owner of the Assets and has all necessary power and authority to transfer the Assets to Buyer free and clear of all liens and encumbrances. No other person will have on the Closing Date any direct or indirect interest in any of the Assets. Upon delivery to Buyer of the Bill of Sale and other instruments of conveyance with respect to the Assets on the Closing Date, Buyer will acquire good and valid title to the Assets free and clear of all liens.

3.4 Compliance with Law. The Seller holds, and has at all times since inception of the Business held, all licenses, permits and authorizations necessary for the lawful conduct ofthe Business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over the Business or over any part of the Business’ operations, and Seller knows of no violation thereof. Seller is not in violation of any decree, judgment, order, law or regulation of any court or other governmental body, which violation could have a Material Adverse Effect on the Business.

3.5 Investments in Others. The Seller does not conduct any part of the Business through any other entity in which such Seller has an equity investment.

3.6 Financial Statements. Seller has delivered un audited GAAP compliant Consolidated Financial Statements of the Business for the Calendar years 2016, 2017 and year to date 2018 prepared by HCVT (the “Financial Statements”) to Buyer, which accurately represent the financial condition of the Business. Buyer accepts these Financial Statements as an accurate representation of the financial condition of the Business and waive any objection to the financial condition of the Business.

3.7 Absence of Undisclosed Liabilities. The Business does not have outstanding on the date hereof, any indebtedness or liability (fixed or contingent, known or unknown, accrued or unaccrued) other than those enumerated in the Schedules hereto.

3.8 Tax Returns and Payments. Schedule 3.9 constitutes a true and complete list of all types of taxes paid or required to be paid in connection with the Business. All tax returns and reports with respect to the Business required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and all taxes, fees or other governmental charges of any nature which were required to have been paid have been paid orprovided for. Seller has no knowledge of any unpaid taxes or any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against Seller. Seller has no knowledge of any tax audit of Seller by any taxing or other authority in connection with the Business. Sellers has no knowledge of any such audit currently pending or threatened, and there are no tax liens on any of the properties or assets of the Business, nor have any such liens been threatened.

3.9 Absence of Certain Changes or Events. Since January 1, 2018, there has been no events or changes giving rise to a Material Adverse Effect. Seller’s generated at least Twelve Million Five Hundred Thousand Dollars ($12,500,000) in sales for the fiscal year ended December 31, 2017.

Litigation. Seller is not a party to any pending or, to the knowledge of Seller, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which could have a Material Adverse Effect on: (i) the condition, financial or otherwise, Assets, liabilities, business, prospects or results of operations of the Business; or (ii) the transactions contemplated by this Agreement; nor, to the knowledge of the Business, does any basis exist for any such action, suit, proceeding or investigation. The Business is not subject to any decree, judgment, order, law or regulation of any court or other governmental body which could have a Material Adverse Effect or which could prevent the transactions contemplated by this Agreement or the continuation of the business conducted by the Business.

3.10 Brokers and Finders. Neither Seller nor Buyer has retained any broker or finder in connection with the transaction contemplated by this Agreement except for Steve Pletkin. The parties hereby agree to split the Commission, with Buyer issuing fifteen thousand (15,000) Shares of its Restricted Stock as Buyer’s share of compensation to Steve Pletkin. The shares will be restricted for sale for a period of one year following issuance.

3.11 Negotiations with Other Parties. Neither Seller nor any other person on his behalf is presently conducting or contemplating negotiations with any other party regarding any acquisition, merger or similar transaction.

3.12 No Public Market. Seller understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act of 1933 on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a) 2 of the Securities Act of 1933, and that Seller’s reliance upon such exemption is predicated upon Seller’s representations set forth in this Agreement. Seller further understands that no public market now exists for any of the securities issued by Seller and that Seller has made no assurances that a public market will ever exist for Seller’s securities.

3.13 Limitations on Transferability. Seller, RB and JB acknowledge that the Shares are being issued pursuant to exemption from registration as securities under applicable federal and state law. Seller, RB and JB covenant that in no event will Seller, RB and JB dispose of any of the Shares (other than pursuant to Rule 144 or any similar or analogous rule), without the prior written consent of Parent, which shall not unreasonably be withheld. Seller, RB and JB understand that the Shares will be restricted from sale for a period of one year following issuance and can sell under Rule 144 after one (1) year.

3.14 Accredited Investor. Seller hereby warrants that it is an Accredited Investor. RB and TB warrant that they each are Accredited Investors.

3.15 Assignment of Shares. Seller is authorized to assign its receipt of Shares under this Agreement to RB and JB, subject to all of the terms, conditions and representations set forth in paragraphs 3.13, 3.14, 3.15 and 3.17.

3.16 Legends.

3.16.1 All certificates for the Shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

3.17 Contracts. Seller has delivered to Buyer copies of all Contracts. A list of the delivered Contracts is attached.

3.18 Full Disclosure. The representations and warranties of Buyer contained in this Agreement and the Schedule hereto, when read together, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that:

4.10 Corporate Organization and Authority.

4.1.1 Buyer is a Colorado corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges in California and in good standing in the State of Colorado and California; and

4.12 Buyer has the corporate power and corporate authority to own and operate its properties and to carry on its business now conducted and as proposed to be conducted.

4.11 Authorization. All corporate action on the part of Buyer, its officers, directors, and unit holders necessary for the authorization, execution, delivery, and performance of all obligations under this Agreement and for the issuance of the Shares has been taken, and this Agreement constitutes a legally binding and valid obligation of Buyer enforceable in accordance with its terms.

4.12 Corporate Power. Buyer has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares, and to carry out and perform its obligations under the terms of the Agreement.

4.13 Validity of Securities. The Shares to be issued hereunder have been duly and validly reserved and, assuming such securities are issued to the Seller and Investors in accordance with the terms of this Agreement, and with the exception of Seller, will be duly and validly issued (including, without limitation, issued in compliance with all applicable federal and state securities laws), fully paid, and non-assessable and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed thereon by the holders; provided, however, that the securities shall be subject to restrictions on transfer under state and/or federal securities laws and shall be restricted from sale for a period of one (1) year after issuance.

The Shares shall be delivered in certificated form as soon as practicable following the closing.

4.14 Litigation. There is no action, proceeding, or investigation pending or threatened, or any basis therefor known to Seller, that questions the validity of the Agreement or the right of Buyer to enter into the Agreement or to consummate the transactions contemplated by the Agreement.

4.15 Full Disclosure. The representations and warranties of Buyer contained in this Agreement and the Schedule hereto, when read together, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading.

5. CONDITIONS TO THE OBLIGATIONS OF BUYER

Except as otherwise specifically set forth herein or as contemplated by this Agreement, all obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

5.1 Covenants Performed by Seller. Each of the obligations of Seller to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects.

Employment Agreement with Don Eddy. Seller shall have entered a mutually acceptable employment agreement with Don Eddy for reasonable compensation for him to be employed by Seller to manage the Business following the Close of Escrow.

5.2 No Action to Prevent Completion. There shall not have been instituted and be continuing or threatened any claim, action or proceeding which could have a Material Adverse Effect, nor shall there have been instituted and be continuing or threatened any such claim, action or proceeding to restrain, prohibit or invalidate, or to obtain damages in respect of, the transactions contemplated by this Agreement or which might affect the right of Buyer after the Closing Date to own the Assets or to operate the Business.

5.3 Delivery of Closing Documents. Seller shall have delivered to Buyer the closing documents required to be delivered in form and substance reasonably satisfactory to Buyer and its counsel.

6 CONDITIONS TO THE OBLIGATIONS OF SELLER

Except as otherwise specifically set forth herein, all obligations of Seller under this Agreement are subject to the fulfillment and satisfaction, prior to or at the Closing, of each of the following conditions:

6.1 Representations and Warranties True at the Closing. The representations and warranties of Buyer contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects.

6.2 Covenants Performed by Buyer. Each of the obligations of Buyer to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects.

6.3 Authority Relating to this Agreement. All corporate and other proceedings required to be taken by or on behalf of Buyer to authorize Buyer to execute, deliver and carry out this Agreement, shall have been duly and properly taken.

6.4 No Action to Prevent Completion. There shall not have been instituted and be continuing or threatened any action or proceeding by or before any court or other governmental body to restrain, prohibit or invalidate, or to obtain damages in respect of the transactions contemplated by this Agreement.

6.5 Delivery of Closing Documents. Buyer shall have delivered to Seller the closing documents required to be delivered pursuant to Section 2.5.2 in form and substance reasonably satisfactory to Seller and its counsel.

7 EMPLOYMENTM_ATTERS

7.1 Independent Contractors and Employees. Buyer shall have no liability for accrued wages (including salaries and commissions), severance pay, accrued vacation, sick leave or other benefits, or employee agreements of any type or nature on account of Seller, retention of or termination of independent contractors or employment of or termination of employees, and Seller shall indemnify Buyer and hold Buyer harmless against liability arising out of any claims for such pay or benefits or any other claims arising from Seller’s retention of or employment of or termination of such independent contractors or employees.

8. INDEMNITY AND SET-OFF

8.1 Seller’s Indemnity. Seller shall indemnify and hold harmless Buyer from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys’ fees (“Buyer’s Damages’) which arise out of: (i) the breach by Seller of any representation or warranty made pursuant to this Agreement; (ii) the non-performance, partial or total, of any covenant made pursuant to this Agreement; (iii) claims of any type or nature relating to the retention of the Business’ independent contractors or employment of the Business’ employees by Seller or any termination of such independent contractors or employees.

8.2 Buyer’s Indemnity. Buyer shall indemnify and hold harmless Seller from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys’ fees (“Seller’s Damages ” and when used together with or in the alternative to Buyer’s Damages, “Damages’), which arise out of: (i) the breach by Buyer of any representation or warranty made by Buyer pursuant to this Agreement and (ii) the non-performance, partial or total, of any covenant made by Buyer pursuant to this Agreement.

9. MISCELLANEOUS

9.1 Allocation of Purchase Price. Schedule 9.1 constitutes the allocation agreed to by Seller and Buyer of the Purchase Price among the various items included in the assets and business being transferred by Seller to Buyer. Buyer and Seller shall file all tax returns and reports in a manner consistent with Schedule 9.2. Schedules based upon and contains the information to be delivered by Buyer and Seller to the IRS on Form 8594.

9.2 Confidentiality. Seller agrees to maintain the confidentiality of this Agreement and shall not issue a press release or otherwise publicize the transactions contemplated by this Agreement or otherwise disclose the nature or contents of this Agreement until Seller has issued a press release. Further, Seller agrees to obtain Buyer’s consent on the wording of any press release or publication to be issued by Seller once Buyer has issued its press release.

9.3 Expenses. Each party will pay its own costs and expenses, including legal and accounting expenses, related to the transactions provided for herein, irrespective of when incurred. In the event of any legal action to enforce any of the obligations set forth in the Agreement, the prevailing party shall be entitled to recover costs and reasonable legal fees. Any and all escrow costs shall be split equally by Buyer and Seller.

9.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile, or five days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid. Notices shall be addressed as follows:

To Buyer at: To Seller at:	GrowGeneration Corp Attn: Darren Lampert 1000 West Mississippi Ave. Denver, CO 80223 Santa Rosa Hydroponic & Grower Supply Inc. 4180 S. Moorland Ave. Santa Rosa, CA 95407

or to such other address as a party has designated by notice in writing to the other party in the manner provided by this section.

9.5 Survival of Terms. All warranties, representations and covenants contained in this Agreement and any certificate or other instrument delivered by or on behalf of the parties pursuant to this Agreement shall be continuous and shall survive the Closing for a period of two (2) years.

9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed in the State of California.

GrowGeneration Corp, a Colorado corporation (“Buyer”) with offices at 1000 W. Mississippi Avenue, Denver, CO 80223, and Santa Rosa Hydroponics & Grower Supply Inc, a California corporation with offices at 4180 S. Moorland Avenue, Santa Rosa, CA 95407 (“Seller”), and its two shareholders, Rick Barretta (“RB”) and Jason Barretta (“JB”) agree to amend the Revised Asset Purchase Agreement (“Agreement’) signed by the parties on June 28, 2018 as follows:

1. Paragraph 2.2.4 of the Agreement is amended to read as follows:

On or before the Closing, Buyer will execute with the Seller (through Barretta Enterprises South Moorland Avenue, LLC, an entity owned by RB and JB) a mutually Commercial Lease Agreement for Buyer to lease to premises located at 4183 South Moorland Avenue , Santa Rosa, CA from Barretta Enterrises/South Moorland Avenue, LLC upon the terms and conditions set forth in the Commercial Lease Agreement attached hereto as Exhibit A, subject to such other revisions as the parties mutually agree.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on June 28, 2018:

SELLER:		BUYER:

SANTA ROSA HYDROPONIC & GROWER SUPPLY. INC.		GROWGENERATION CORP.

By:		By:
	Rick Barretta, CEO	Darren Lampert, CEO

By:
Jason Barretta